UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2024

Nogin, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40682	86-1370703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 E. 34th St, Ste 137

New York, NY

(Address of principal executive offices)

10016

(Zip Code)

(949) 222-0209
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 26, 2024, Nogin, Inc. (the “Company”) and Nogin Commerce, Inc. (“Nogin Commerce”), its operating subsidiary, entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Nogin Holdings, LLC, as the purchaser (the “Purchaser”), and B. Riley Financial, Inc. (solely with respect to its obligations as the Purchaser Parent as set forth in the Equity Purchase Agreement). The Purchaser is the designee of BRF Finance Co. LLC (“BRF Finance Co.”), the administrative agent to the lenders (the “Lenders”) under that certain Senior Secured Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of December 7, 2023, among the Company, Nogin Commerce, Native Brands Group LLC (collectively with the Company and Nogin Commerce, the “Debtors”), BRF Finance Co. and the Lenders. BRF Finance Co. was authorized to advance $37,700,000 of senior secured super-priority indebtedness to the Company thereunder (the “Purchaser Secured Claims”). Pursuant to the Equity Purchase Agreement, the Plan (as defined herein) and the Order (as defined herein), the Purchaser acquired the reorganized equity interests in reorganized Nogin Commerce in exchange for the consideration set forth in the Equity Purchase Agreement.

Item 1.02 Termination of a Material Definitive Agreement

The information set out under Item 1.03 below is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership

As previously disclosed, on December 5, 2023, the Debtors filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents (and including the Equity Purchase Agreement), is available online at www.donlinrecano.com/nogin, a website administered by Donlin, Recano & Company, Inc., a third-party bankruptcy claims and noticing agent. The documents and other information on this website are not part of this Current Report and shall not be incorporated by reference herein.

On March 28, 2024, the Bankruptcy Court entered an order (the “Order”) confirming the First Amended Joint Chapter 11 Plan of Nogin, Inc. and its Debtor Affiliates (the “Plan”). The Order and Plan were previously filed under a Current Report on Form 8-K.

The Plan went effective on May 3, 2024, pursuant to which (i) shares of common stock (together with options and warrants with respect to the common stock) in the Company were cancelled for no value, (ii) priority tax claims and secured claims (other than with respect to the Company’s senior secured noteholders) were either paid in full, will be paid in full in the ordinary course as and when they become due, or will otherwise be satisfied as permitted by the Plan, all as set forth in the Plan; (iii) the Company’s senior secured noteholders received a $15.5 million cash recovery plus certain beneficial interests in the Noteholder Direct Claims Trust and the Creditor Litigation Trust, in full satisfaction of the senior secured noteholders’ claims and (iv) general unsecured claims will receive certain interests in the Creditor Litigation Trust, all of which is subject to the terms of the Order, the Plan, the Noteholder Direct Claims Trust Agreement (as defined in the Plan), and the Creditor Litigation Trust Agreement (as defined in the Plan).

On May 3, 2024, the Debtors filed a notice of the occurrence of the effective date of the Plan with the Bankruptcy Court.

All of the equity, including any options and warrants, in the Company, after giving effect to the Plan, have been cancelled and new equity in reorganized Nogin Commerce was issued and is held by the Purchaser. In addition, that certain indenture among the Company, the guarantors party thereto, and U.S. Bank Trust Company, as trustee dated as of August 26, 2022 governing the 7.00 % Convertible Senior Notes due 2026 was cancelled by operation of the Plan.

The Company does not intend to file any additional reports with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2024

NOGIN, INC.

By:	/s/ Jonathan S. Huberman
Name:	Jonathan S. Huberman
Title:	Chief Executive Officer and President

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